                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE B.F.GOODRICH COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
               Not Applicable

  (2) Aggregate number of securities to which transaction applies:
               Not Applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

  (4) Proposed maximum aggregate value of transaction:
               Not Applicable

  (5) Total fee paid:
               Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
               Not Applicable

  (2) Form, Schedule or Registration Statement No.:
               Not Applicable

  (3) Filing Party:
               Not Applicable

  (4) Date Filed:
               Not Applicable

   [BF GOODRICH LOGO]

                                                                      NOTICE  OF
                                                                            2000
                                                                 ANNUAL  MEETING
                                                                OF  SHAREHOLDERS
                                                                             AND
                                                                PROXY  STATEMENT

THE BFGOODRICH COMPANY                                          BF GOODRICH LOGO

Three Coliseum Centre
2550 West Tyvola Road
Charlotte, North Carolina 28217

NOTICE TO SHAREHOLDERS

  THE ANNUAL MEETING OF SHAREHOLDERS of The B.F.Goodrich Company, a New York corporation, will be held at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina on April 17, 2000, at 10:30 A.M. to:

  1. Elect eleven Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

  2. Consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors for the Company for the year 2000.

  3. Approve the Company's Senior Executive Management Incentive Plan.

  4. Transact such other business as may properly come before the meeting.

  Information with respect to the above matters is contained in the Proxy Statement attached to this Notice.

  The Board of Directors has fixed February 28, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

  A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors of the Company from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

  IT IS IMPORTANT THAT EVERY SHAREHOLDER BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES OWNED. TO MINIMIZE EXPENSE ASSOCIATED WITH COLLECTING PROXIES, PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

Dated March 3, 2000                           By Order of the Board of Directors
                                              Kenneth L. Wagner
                                              Assistant Secretary

                             THE BFGOODRICH COMPANY

                                PROXY STATEMENT

  THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE B.F.GOODRICH COMPANY. Our Annual Meeting of Shareholders will be held at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina at 10:30 A.M. on April 17, 2000.

  All shareholders of record of Common Stock at the close of business on February 28, 2000 are entitled to notice of and to vote at the meeting. There were 110,237,864 shares outstanding and entitled to vote on such date, and each share is entitled to one vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by such shareholders, and not revoked by them, will be voted on all matters presented for a vote.

  Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. E.S.T. on April 16, 2000.

  Proxies for shares of Common Stock will also represent shares held under our Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Company Retirement Plus Savings Plan and similar plans of subsidiaries. If participants in any such plan also are shareholders of record with the same account information, they will receive a single proxy which will represent all shares. If the account information is different, then the participants will receive separate proxies. Participants in other Company employee benefit plans will receive separate proxies.

  You can revoke your proxy at any time before it is exercised by written notice to the Company's Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

  We will pay the expense of soliciting these proxies. In addition to using the mails, our Officers, Directors and employees may solicit proxies personally, or by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. We have retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees, and fiduciaries, and will pay that firm fees estimated at $9,500 for its services, plus the firm's expenses and disbursements.

  Our 1999 Annual Report, including financial statements, is being mailed with this proxy statement to each shareholder of record. An additional copy will be furnished to any shareholder upon request. If you received more than one copy of our 1999 Annual Report and wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports, we will discontinue the mailing of annual reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet or by telephone. At least one account at your address must continue to receive annual reports, unless you elect to view future annual reports and proxy statements over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of the annual report. If you own Common Stock through a bank, broker or other holder of record and receive more than one 1999 Annual Report, contact the holder of record to eliminate duplicate mailings.

  This proxy statement and our 1999 Annual Report are available on our Internet site at www.bfgoodrich.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save us the cost of producing and mailing these documents by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

  The approximate date on which we will begin mailing this proxy statement and the accompanying proxy to shareholders is March 3, 2000. Our principal executive offices are located at Three Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217.

                           VOTE REQUIRED FOR APPROVAL

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of constituting a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

  The eleven nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters to be voted upon at the meeting, including the ratification of the appointment of independent auditors and approval of the Senior Executive Management Incentive Plan will be decided by a majority of the votes cast "for" or "against" approval. Consequently, abstentions and broker non-votes will have no effect on the election of directors, ratification of the appointment of independent auditors, approval of the Senior Executive Management Incentive Plan or any other matter submitted to a vote at this meeting.

                           PROPOSALS TO SHAREHOLDERS

                            1. ELECTION OF DIRECTORS

  One of the purposes of the meeting is the election of eleven Directors to hold office until the next Annual Meeting of Shareholders in 2001 and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted for the election of the eleven nominees named on the following pages, all of whom are now Directors and whose terms expire in April 2000.

  All nominees have indicated that they are willing to serve as Directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES FOR DIRECTOR.

                                        NOMINEES FOR ELECTION

                            DAVID L. BURNER, age 60 -- Director since December 4, 1995.
DAVID L. BURNER PHOTO       CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT, THE
                            BFGOODRICH COMPANY. Mr. Burner received his BSC degree from
                            Ohio University. He joined The BFGoodrich Company in 1983 as the Financial Vice President of the Engineered Products
                            Group. Later that year he became Vice President and General
                            Manager of the Off-Highway Braking Systems Division and in
                            1985 became an Executive Vice President of the Aerospace and
                            Defense Division. In February 1987 Mr. Burner became
                            President of that Division, which is now BFGoodrich
                            Aerospace. He was elected a Senior Vice President of the
                            Company in April 1990 and Executive Vice President in
                            October 1993. He joined the Office of the Chairman in July
                            1994, was elected President of the Company in December 1995,
                            Chief Executive Officer in December 1996 and Chairman in
                            1997. Mr. Burner began his career with Arthur Andersen & Co.
                            Mr. Burner is a member of the Board of Directors of Brush
                            Wellman Inc., Carolina Power & Light Company and Milacron
                            Inc. He is also a member of The Business Roundtable and a
                            Trustee of The Ohio University Foundation.

                            DIANE C. CREEL, age 51 -- Director since December 22, 1997.
 DIANE C. CREEL PHOTO       CHIEF EXECUTIVE OFFICER AND PRESIDENT, EARTH TECH, an
                            international consulting engineering firm headquartered in
                            Long Beach, California. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel has served as
                            Chief Executive Officer and President of Earth Tech since
                            January 1993. Prior thereto, she served as Chief Operating
                            Officer of Earth Tech since 1987 and Vice President since
                            1984. Before joining Earth Tech, Ms. Creel was director of business development and communications for CH2M Hill from
                            1978-1984. Prior to that, Ms. Creel was manager of
                            communications for Caudill Rowlett Scot, Houston, Texas from
                            1976 to 1978, and director of public relations for LBC&W,
                            Architects-Engineers-Planners, Columbia, South Carolina from
                            1971-1976. Ms. Creel currently serves on the Board of
                            Directors of Allegheny Technologies, Teledyne Technologies
                            and the Corporations and Trusts which comprise the Fixed
                            Income Fund of the American Funds Group of Capitol
                            Management Corporation.

                            GEORGE A. DAVIDSON, JR., age 61 -- Director since April 15,
 GEORGE A. DAVIDSON,        1991. CHAIRMAN, DOMINION RESOURCES, INC., a natural gas and
      JR. PHOTO             electric power holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. Effective January 2000, Dominion Resources and
                            Consolidated Natural Gas Company merged. He has been
                            associated with Consolidated Natural Gas since 1966. He
                            became Vice Chairman of Consolidated Natural Gas in October
                            1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating
                            Officer. In May 1987 Mr. Davidson became Chairman and Chief
                            Executive Officer. Mr. Davidson is a director of Dominion
                            Resources, Inc. and PNC Bank Corp. He serves on the National
                            Petroleum Council and the Allegheny Conference on Community
                            Development. Mr. Davidson is a director of the American Gas
                            Association, the Pittsburgh Foundation and Chairman of the
                            Board of The Pittsburgh Cultural Trust. Mr. Davidson is a
                            Trustee of the University of Pittsburgh, chairs the Board of
                            Visitors of the Katz Graduate School of Business and is the
                            Chairman Emeritus of the Pittsburgh Civic Light Opera Board.

                                        NOMINEES FOR ELECTION

                            JAMES J. GLASSER, age 65 -- Director since April 15, 1985.
JAMES J.GLASSER PHOTO       CHAIRMAN EMERITUS, GATX CORPORATION, a transportation,
                            storage, leasing and financial services company. Mr. Glasser holds a bachelor of arts degree from Yale University and a doctor of jurisprudence degree from Harvard Law School. He joined GATX Corporation in 1961 and served in various
                            executive capacities becoming President in 1974, Chairman of the Board and Chief Executive Officer in 1978, and Chairman
                            Emeritus in April 1996. He is a Director of Harris Bankcorp,
                            Inc., Harris Trust and Savings Bank and Mutual Trust Life
                            Insurance Co. Mr. Glasser is also a Director of The Chicago
                            Music and Dance Theatre, Lake Forest Hospital, Chicago
                            Horticultural Society, Northwestern Memorial Corporation,
                            Voices for Illinois Children and a Trustee of the Chicago
                            Zoological Society and the University of Chicago and is
                            Chairman of the Executive Committee of the Chicago Community
                            Trust.

                            JODIE K. GLORE, age 53 -- Director since September 15, 1997.
 JODIE K. GLORE PHOTO       FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF IOMEGA
                            CORPORATION, a designer, manufacturer and marketer of smart portable data storage solutions for personal computers and other markets. Mr. Glore received his B.S. in engineering
                            from the United States Military Academy at West Point, N.Y.
                            and a M.S. in industrial and labor relations from the
                            University of Oregon. Mr. Glore was President and Chief
                            Executive Officer of Iomega Corporation from November 1998 to August 1999. Previously, Mr. Glore held a number of
                            executive positions with Rockwell International Inc. He
                            joined Allen-Bradley, now part of Rockwell Automation, in
                            1979 and held several management positions in new product
                            development and marketing. In 1985 he left Allen-Bradley and joined Square D Company and held various management
                            positions, the most recent being Corporate Vice President of
                            Sales and Marketing. In 1992 Mr. Glore rejoined
                            Allen-Bradley as Senior Vice President for the Automation
                            Group. He was appointed President of Allen-Bradley in 1994 and in 1995 he assumed the additional title of Chief
                            Operating Officer for Rockwell Automation. In 1995 he was
                            also elected Senior Vice President of Rockwell International and a member of its Corporate Strategy Committee. Mr. Glore is a director of several non-profit organizations.

                            WILLIAM R. HOLLAND, age 61 -- Director since July 12, 1999.
  WILLIAM R. HOLLAND        CHAIRMAN AND CHIEF EXECUTIVE OFFICER, UNITED DOMINION
        PHOTO               INDUSTRIES, a diversified manufacturing company. Mr. Holland has bachelor of art and juris doctorate degrees from the
                            University of Denver. He joined United Dominion in 1973 as
                            Vice President and General Counsel. He has held various
                            executive positions and has served as Chairman and Chief
                            Executive Officer since 1987. Mr. Holland is a Director of
                            J. A. Jones Construction Co. and Lance Inc. He is a member of the Board of Commissioners of Carolinas HealthCare System
                            and a Trustee of the Manufacturers Alliance.

                                        NOMINEES FOR ELECTION

                            DOUGLAS E. OLESEN, age 61 -- Director since October 1, 1996.
  DOUGLAS E. OLESEN         PRESIDENT AND CHIEF EXECUTIVE OFFICER, BATTELLE MEMORIAL
        PHOTO               INSTITUTE, a worldwide technology organization, working for government and industry. Dr. Olesen earned his B.S., M.S.
                            and Ph.D. degrees in Civil Engineering at the University of
                            Washington. In 1963 Dr. Olesen joined Boeing Aircraft
                            Company as a Research Engineer and assisted in developing
                            and testing closed life-support systems for long-term space missions. He joined Battelle Memorial Institute, Northwest
                            Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice Presi-
                            dent and Director of the Northwest Division in 1979. In 1984 he became Executive Vice President and Chief Operating
                            Officer of the Battelle Memorial Institute in Columbus,
                            Ohio. Three years later he was elected President and Chief
                            Executive Officer. Currently he serves as a Director of
                            Columbia Energy Group, Inc. and its subsidiary, Columbia
                            Gas-Ohio, and The Ohio State University Foundation. He is
                            active in numerous community organizations.

                            RICHARD DE J. OSBORNE, age 65 -- Director since April 15,
RICHARD DE J. OSBORNE       1996. CHAIRMAN OF THE BOARD (RETIRED), ASARCO INCORPORATED,
        PHOTO               a leading producer of nonferrous metals. Mr. Osborne
                            received an A.B. in economics from Princeton University. He joined ASARCO in 1975 as Vice President of Finance and Chief
                            Financial Officer. Mr. Osborne was elected a Director of
                            ASARCO in 1976, Executive Vice President in 1977, President
                            in 1982, and Chairman and Chief Executive Officer, in
                            addition to President, in 1995. He relinquished the title of
                            President in 1998 and retired as Chairman and Chief
                            Executive Officer in April 1999. Prior to joining ASARCO,
                            Mr. Osborne had been Executive Vice President of Finance and
                            Business Development at Fairchild Camera and Instrument
                            Corporation and held various executive positions in finance, planning and management at IBM Corporation. Mr. Osborne is a former Director of ASARCO and former non-executive Chairman and a Director of Southern Peru Copper Corporation. He is a
                            Director of Schering-Plough Corporation, Birmingham Steel
                            Corporation, NACCO Industries, Inc. and The Tinker
                            Foundation. Mr. Osborne is also a Director of the Americas
                            Society and of the Council of the Americas. Mr. Osborne is a
                            former Chairman and Director of the National Mining
                            Association, the Copper Development Association, the
                            International Copper Association and the Silver Institute;
                            and was the President and a Director of the American
                            Australian Association. He is a member of the Council on
                            Foreign Relations and the Economic Club of New York.

                                        NOMINEES FOR ELECTION

                            ALFRED M. RANKIN, JR., age 58 -- Director since April 18,
ALFRED M. RANKIN, JR.       1988. CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NACCO
        PHOTO               INDUSTRIES, INC., an operating holding company with
                            interests in the mining and marketing of lignite,
                            manufacturing and marketing of forklift trucks, and the
                            manufacturing and marketing of small household electric
                            appliances. Mr. Rankin holds a Bachelor of Arts degree in
                            economics from Yale University, and a juris doctor degree
                            from the Yale Law School. He joined NACCO Industries in
                            February 1989 as President and Chief Operating Officer and
                            became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994.
                            Previously, Mr. Rankin served in a number of management
                            positions with Eaton Corporation, with the most recent being
                            Vice Chairman and Chief Operating Officer from April 1986 to
                            February 1989. He is a director of NACCO Industries, Inc.
                            and The Vanguard Group. He is a trustee of Cleveland
                            Tomorrow, the Cleveland Museum of Art, the Musical Arts
                            Association and University Hospitals of Cleveland.
                            JAMES R. WILSON, age 59 -- Director since December 22, 1997.
JAMES R. WILSON PHOTO       CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE
                            OFFICER, CORDANT TECHNOLOGIES INC., formerly known as
                            Thiokol Corporation, a leading producer of solid propellant rocket motors and high performance fasteners used in
                            commercial aircraft and industrial applications. Cordant
                            also owns 85 percent of Howmet International Inc., a
                            manufacturer of components for aircraft and industrial gas turbine engines. Mr. Wilson holds a B.A. degree from the
                            College of Wooster and an M.B.A. degree from Harvard Univer-
                            sity. Mr. Wilson assumed the position of Chairman of Thiokol
                            Corporation in October 1995 and the position of President
                            and Chief Executive Officer in October 1993. Mr. Wilson
                            joined Thiokol in July 1989 as Vice President and Chief
                            Financial Officer and was named Executive Vice President in
                            October 1992. Prior to joining Thiokol in 1989, Mr. Wilson served as Chief Financial Officer for Circuit City Stores
                            from 1987-1988, and as Executive Vice President and Chief
                            Financial Officer for Fairchild Industries, Inc. from
                            1982-1987. Earlier, he held various financial management
                            positions at Textron Inc. He is also a director of Cooper
                            Industries, Inc., First Security Corporation, a director and
                            Chairman of the Board of Howmet International Inc., and a
                            trustee of the College of Wooster, Wooster, Ohio.

                                        NOMINEES FOR ELECTION

                            A. THOMAS YOUNG, age 61 -- Director since April 17, 1995.
A. THOMAS YOUNG PHOTO       RETIRED EXECUTIVE VICE PRESIDENT, LOCKHEED MARTIN
                            CORPORATION, an aerospace and defense company. Mr. Young is a graduate of the University of Virginia with bachelor
                            degrees in aeronautical engineering and mechanical
                            engineering, and of the Massachusetts Institute of
                            Technology with a master's degree in management. Mr. Young was with the National Aeronautics and Space Administration from 1961 to 1982, serving in a number of management
                            positions including Mission Director of the Project Viking
                            Mars landing program and Director of the Goddard Space
                            Flight Center. In 1982 he joined Martin Marietta as Vice
                            President of Aerospace Research and Engineering, later
                            became Senior Vice President and President of Martin
                            Marietta Electronics & Missiles Group and Executive Vice
                            President. He became President and Chief Operating Officer in January 1990, Executive Vice President of Lockheed Martin
                            Corporation in March 1995 and retired in July of that year.
                            Mr. Young is a director of Potomac Electric Power Company, and Science Applications Informational Corp. Mr. Young is
                            also a Fellow of the American Astronautical Society, the
                            American Institute of Aeronautics and Astronautics and the
                            Royal Aeronautical Society and a member of the National
                            Academy of Engineering.

                               RETIRING DIRECTORS

  John W. Guffey, Jr., David I. Margolis and Robert H. Rau will retire as of the 2000 Annual Meeting of Shareholders. Their wise counsel and able assistance will be missed.

                                 OTHER NOMINEES

  Under our By-Laws, any shareholder entitled to vote at the Annual Meeting may make nominations for director if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. For the 2000 Annual Meeting such notice must have been received between December 20, 1999 and January 19, 2000. Each such notice must include:

  - the name, age, principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC's proxy regulations;

  - the proposed nominee's written consent to serve as a director if elected;

  - the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominee; and

  - the number of shares of each class of Company stock owned by such shareholders.

  No person is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. We have not received any notice of additional nominees for director.

   HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table contains information with respect to the number of shares of Common Stock beneficially owned by our Directors and Executive Officers as of January 31, 2000.

                                                                DIRECTORS'
                                                                 DEFERRED
                                                               COMPENSATION     LONG TERM
                            AMOUNT AND NATURE    DIRECTORS'        PLAN       INCENTIVE PLAN
         NAME OF              OF BENEFICIAL       PHANTOM        PHANTOM         PHANTOM          PERCENT
     BENEFICIAL OWNER         OWNERSHIP(1)      SHARES(3)(4)   SHARES(3)(4)    SHARES(4)(5)     OF CLASS(2)
     ----------------       -----------------   ------------   ------------   --------------   --------------
David L. Burner                   298,537              --             --          46,750               *
Laurence A. Chapman               235,284              --             --          13,484               *
Diane C. Creel                        206           1,856          1,154              --               *
George A. Davidson, Jr.             5,000           7,034          1,154              --               *
James J. Glasser                    2,000              --          1,154              --               *
Jodie K. Glore                        200           1,856          2,000              --               *
John W. Guffey, Jr.             1,012,454              --             --              --               *
William R. Holland                  2,000             369             --              --               *
Marshall O. Larsen                308,908              --             --          23,706               *
David I. Margolis                  29,592             369             --              --               *
Douglas E. Olesen                     200           2,599          1,154              --               *
Richard de J. Osborne               1,077           2,599          1,154              --               *
David B. Price, Jr.               264,409              --             --          21,714               *
Alfred M. Rankin, Jr.               1,000           2,254          1,795              --               *
Robert H. Rau                     131,789              --             --              --               *
James R. Wilson                     4,692           1,856          2,206              --               *
A. Thomas Young                     1,000           3,310          2,206              --               *
21 Directors and                2,577,778          24,102         13,977         123,989           2.41%
  Executive Officers
  as a Group

                               AMOUNT AS TO WHICH
                                    THERE IS
                            ------------------------
                                             SOLE
         NAME OF            SOLE VOTING   INVESTMENT
     BENEFICIAL OWNER          POWER        POWER
     ----------------       -----------   ----------
David L. Burner                42,887       42,887
Laurence A. Chapman               -0-(6)       -0-(6)
Diane C. Creel                    206          206
George A. Davidson, Jr.         5,000        5,000
James J. Glasser                2,000        2,000
Jodie K. Glore                    200          200
John W. Guffey, Jr.           155,654      155,654
William R. Holland              2,000        2,000
Marshall O. Larsen             36,608       36,608
David I. Margolis              29,592       29,592
Douglas E. Olesen                 200          200
Richard de J. Osborne             -0-(7)       -0-(7)
David B. Price, Jr.            76,749       76,749
Alfred M. Rankin, Jr.           1,000        1,000
Robert H. Rau                   9,990(8)     9,990(8)
James R. Wilson                 4,692        4,692
A. Thomas Young                 1,000        1,000
21 Directors and              396,108(9)   396,108(9)
  Executive Officers
  as a Group

---------------

* Less than 1%.

(1) Includes the approximate number of shares credited to the individuals' accounts in the Company's Retirement Plus Savings Plan or similar plans of the Company's subsidiaries, the Company's matching portion of which is subject to vesting requirements. Includes shares not presently owned by the individuals but which are subject to stock options exercisable within 60 days as follows: D. L. Burner, 255,650 shares; J. W. Guffey, Jr., 856,800 shares; M. O. Larsen, 272,300 shares; D. B. Price, Jr., 187,300 shares; L. A. Chapman, 178,800 shares; R. H. Rau, 79,164 shares; and all Directors and Executive Officers as a group, 2,065,103 shares. Excludes 213,350 shares not presently owned by Mr. Burner but which are subject to stock options exercisable within 60 days, as to which he does not have voting or investment power and disclaims beneficial ownership. All ownership is direct, except Mr. Chapman owns 11,784, Mr. Guffey owns 1,881, Mr. Rau owns 42,635 and all Directors and Executive Officers as a group own 61,300 shares indirectly. Mr. Guffey disclaims beneficial ownership of the 1,881 shares owned indirectly.

(2) Does not include Directors' Phantom Shares or Directors' Deferred Compensation Plan Phantom Shares.

(3) Number of Phantom Shares awarded under Directors' Phantom Share Plan and Deferred Compensation Plan, see "Governance of the Company -- Compensation of Directors".

(4) Phantom shares are not outstanding and there is no voting or investment authority.

(5) Phantom shares credited under the Long-Term Incentive Plan are subject to achievement of performance goals.

(6) Shared voting and investment power as to 56,484 shares.

(7) Shared voting and investment power as to 1,077 shares.

(8) Shared voting and investment power as to 42,635 shares.

(9) Shared voting and investment power as to 100,196 shares.

                       BENEFICIAL OWNERSHIP OF SECURITIES

  The following table contains information known to us with respect to persons who are the beneficial owner of more than 5% of Common Stock as of December 31, 1999. The shares are directly owned except that the shares in our benefit plans are held of record, but not beneficially, by the Plan's trustee.

             NAME AND ADDRESS
           OF BENEFICIAL OWNER                 AMOUNT       PERCENT OF CLASS
           -------------------                 ------       ----------------
Sanford C. Bernstein & Co., Inc.(1)          14,051,118          12.75%
  767 Fifth Avenue
  New York, NY 10153
The BFGoodrich Company Retirement             9,238,087           8.38%
  Plus Savings Plan and other
  Company defined contribution plans(2)
Franklin Mutual Advisers, LLC(3)              6,619,431           6.01%
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078
Morgan Stanley Dean Witter & Co.(4)           6,420,107           5.82%
  1585 Broadway
  New York, NY 10036

---------------

(1) Has sole voting power as to 7,335,091 shares, shared voting power as to 1,422,556 shares and sole dispositive power as to all 14,051,118 shares.

(2) Participants have voting rights; Trustee is to vote shares for which it does not receive any voting instructions in the same ratio as shares as to which it does receive voting instructions.

(3) Has sole voting and dispositive power as to all 6,619,431 shares.

(4) Has shared voting power as to 6,099,247 shares and shared dispositive power as to all 6,420,107 shares.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee and the Company are committed to the philosophy that pay should be linked to Company performance so that the interests of executives are aligned with the interests of shareholders. This philosophy is supported by the following guiding principles for the Company's compensation programs:

  - A significant portion of pay will be dependent on the Company's annual and long-term performance including creation of shareholder value.

  - To the degree possible, compensation programs will be designed to use stock-based incentives in order to link shareholder and executive interests and to encourage stock ownership by executives.

  - A greater percentage of total compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

  - Total cash compensation is to be above the median and nearing the 75th percentile of major industrial companies when the variable compensation elements are earned and be substantially below the median when the variable compensation elements are not earned. The Company intends to provide total compensation commensurate with performance -- when there is good performance, compensation levels will compare favorably with other companies, and when performance is below expectations, compensation levels will be below the average of other companies.

  The Company's compensation program consists of three elements: annual base salary, annual cash bonus incentive compensation and long-term incentives. To assist it in performing its duties, the Committee meets periodically with its own independent compensation consultant as well as with compensation consultants retained by the Company.

CHANGES IN EXECUTIVE COMPENSATION IN 2000

  In 1999 the Company adopted the Value Management Program, which is a new measurement for evaluating the Company's financial performance and for developing and evaluating its business plans. This Program was implemented by the Company to more effectively measure increases in shareholder value creation. The primary measurements to be used by the Company are:

  - Relative Total Shareholder Return compared to the manufacturing companies within the S&P 400 index; and

  - Total Business Return, which measures earnings before interest, taxes, depreciation and amortization (EBITDA) as well as cash flow.

  Beginning in 2000, the Compensation Committee is changing the performance measures used for incentive compensation to Relative Total Shareholder Return and Total Business Return. These measurements have historically been very accurate estimators for creating shareholder value.

SURVEY DATA

  The Compensation Committee establishes compensation programs, in part, on the basis of competitive factors. It considers both broad-based surveys of large industrial companies and industry-specific surveys. The principal broad-based surveys relied upon include preselected, national samples of companies developed by compensation consultants.

  The principal industry-specific surveys utilized are those of selected aerospace and chemical companies. There is some overlap among the different survey groups. No separate survey is constructed that includes only those companies comprising the different indices used in the stock price performance graph, although some of those companies are contained in the other surveys. The same surveys are used in determining competitive levels of base salary as well as various forms of incentive compensation.

  The Committee has established the target level for long-term incentive compensation to be approximately 110% of the survey data median when the Company achieves its financial goals. The Committee established guidelines for long-term compensation to achieve this target range a number of years ago, and periodically reevaluates the guidelines.

BASE SALARY

  The Company's base salary policy is intended to insure that compensation practices are competitive within relevant industries and with major industrial companies. The Compensation Committee believes that the middle of the salary range for BFGoodrich executives should be at the median base salary of comparable industrial companies. The Compensation Committee recommends to the Board of Directors the base salary for the Chief Executive Officer, establishes the annual base salary for other Company officers at the level of executive vice president or higher and approves salary midpoint levels and percentage increases in those levels for other executive positions in the Company. The salary range for each position is from 25% below the midpoint to 25% above the midpoint.

INCENTIVE COMPENSATION

  Incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. The philosophy for incentive compensation plans is to provide awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved. Incentive compensation programs are divided into two types -- annual cash bonus and long-term incentive compensation. Generally speaking, the higher an individual's level within the Company, the greater the percentage of his or her potential total compensation is represented by incentive compensation.

ANNUAL INCENTIVE COMPENSATION

  An individual's annual cash bonus target under the Company's Management Incentive Plan is expressed as a percentage of his or her salary range midpoint, with the percentages of salary midpoint increasing with the level of the job. A total target incentive pool is created for the corporate staff and for each major business segment. For 1999 the total target incentive pool was further divided into different financial performance pools for the corporate staff and for each of the business segments. Incentive payments can range from 50% of the target amount when the threshold financial objective of the corporate staff and business segments is achieved, to a maximum of 200% of the target when the maximum financial objective is achieved. In 1999, the threshold financial objective for the corporate staff and for the Aerospace and Performance Materials operating segments ranged from 87% to 97% of target and the maximum financial objective ranged from 104% to 106% of target. No bonus will be paid if a minimum financial performance is not achieved.

  In 1999 corporate staff financial goals were based solely upon earnings per share. Aerospace and Performance Materials segment financial goals were based solely upon segment operating income. In each case, earnings per share and segment operating income were adjusted to exclude the income and equity effect of nonrecurring items, extraordinary items, accounting principle changes and discontinued operations that were not included in the 1999 operating plan, including, among other things, the income and equity effect of the Coltec merger. Individual awards are made based upon individual performance within a range established with reference to achievement of the financial goals. The Segment Presidents have one-half of their annual incentive bonus related to their respective segment performance and one-half related to total Company performance.

  As part of its agreement to merge with Coltec Industries Inc, the Company agreed to continue the annual incentive plans in place within Coltec's aerospace and engineered industrial products groups for at least the balance of 1999. The annual performance measures under these plans are stated in terms of growth in profits over the prior year and return on average controllable assets. The plans establish both minimum and maximum financial objectives stated as varying percentages of the target.

  In 1999, Mr. Burner and two Executive Vice Presidents did not participate in the Management Incentive Plan. Instead, they participated in the Senior Executive Management Incentive Plan, which is designed to meet the Federal income tax deductibility rules of the Internal Revenue Code. As required by the Code, the plan requires that any award be based upon an objective formula established at the beginning of the year. For 1999, target annual incentive awards and financial objectives under the plan were established, based on the same criteria as the Management Incentive Plan. Incentive payments under the plan can range from 50% of the target amount when the threshold financial objective is achieved to a maximum of 150% of the target when the maximum financial objective is met.

1999 RESULTS

  The corporate staff achieved 102%, the Aerospace segment achieved 108% and the Performance Materials segment achieved 88% of their respective goals in 1999. In addition, under the continuing Coltec plans the aerospace group achieved 114% and the engineered industrial products group achieved 88% of their respective goals.

LONG-TERM INCENTIVE COMPENSATION

  Currently, long-term incentive compensation at the Company consists of a performance-related plan based on a three-year measuring cycle and stock options.

  The Compensation Committee adopted the Long-Term Incentive Plan in 1992, which is based on the Stock Option Plan. In 1999, the Committee granted Long-Term Incentive Plan awards to 60 executives.

  Currently, the Committee makes awards every year, based on overlapping three-year performance cycles. At the beginning of each three-year cycle, the Committee establishes the performance goals, which for the 1999-2001 awards was Company return on equity. Grants are credited as phantom Performance Shares in a book account for each participant. Each phantom Performance Share is equivalent to one share of BFGoodrich common stock. Participants will be entitled to a payout of shares at the end of each Plan cycle only if the threshold performance standard is met. The number of shares to be received will range from 50% to 200% of the total phantom Performance Share account (including shares credited through dividend equivalents). Awards will be paid in actual BFGoodrich common shares.

  Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual's position level within the Company -- the higher the position level the greater the percentage. The determination of whether to make an award is dependent upon the individual's past performance and expectations of future performance.

  The Stock Option Plan is administered by the Compensation Committee. The Plan provides that options may not be granted at less than 100% of fair market value and that options may not be repriced. The Committee has established a target award for individuals based upon the aggregate exercise price of the options granted as a percentage of salary midpoint -- the higher the salary midpoint, the greater the percentage. In 1999, the Committee granted stock options to 232 executives.

  With respect to the Executive Vice Presidents, the Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation. It also considers its own impression of the individuals since the members have ample opportunity to observe their performance. With respect to other executives who receive long-term incentive compensation, the Committee makes the determination of the appropriate awards, but generally considers the recommendation of management in making the specific award within the established guidelines. The Committee has available information as to the level of past awards and individual stock ownership of the executive officers. The Committee has endorsed a management recommendation establishing stock ownership guidelines for participants in the Long-Term Incentive Plan at a multiple of their base salary. The multiple varies from between .75 to 4 times salary, with the multiple increasing with one's level within the Company. Individuals are given five years to achieve the target ownership levels. The factors considered in recommending the awards for the Chief Executive Officer are discussed below.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

  The Omnibus Budget Reconciliation Act of 1993 established a disallowance of deductions for tax purposes for certain employee remuneration in excess of $1 million per year beginning in 1994. Under the Internal Revenue Service regulations, the Company believes all compensation to be earned in 1999 and all existing awards under the Company's long-term incentive plans should be fully deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER

  Effective January 1, 1999, the Compensation Committee recommended, and the Board of Directors set, Mr. Burner's base salary at $800,000. In recommending this base salary, the Committee took into account surveys of base compensation of chief executive officers of other major industrial companies. The Committee considered his leadership and key contributions to the overall financial performance of the Company, and the Company's progress towards achieving important strategic objectives. Effective September 1, 1999, the Board of Directors increased Mr. Burner's annual base salary to $850,000 in recognition of his additional responsibilities following the Coltec acquisition.

  In 1999, Mr. Burner's target annual incentive award and financial objectives under the Senior Executive Management Incentive Plan were established based on the same criteria as the Management Incentive Plan. For 1999 Mr. Burner received $1,030,767, or 136% of his target amount under the plan.

  In 1999, Mr. Burner received options to purchase 146,900 shares. During 1999, Mr. Burner was awarded 33,100 Performance Shares under the 1999-2001 Long-Term Incentive Plan. The guidelines for awards for the Chief Executive Officer and the actual targets are the same as for other corporate officers. The Committee used the same factors in recommending these awards as it did in evaluating the other elements of Mr. Burner's compensation.

                                         The Compensation Committee
                                           George A. Davidson, Jr., Chairman
                                           James J. Glasser, Vice Chairman
                                           Jodie K. Glore
                                           William R. Holland
                                           James R. Wilson

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION
                                           ------------------------------------   ----------------------
                                                                                    AWARDS      PAYOUT
                                                                                  ----------   ---------
                                                                                  SECURITIES
             NAME AND                                              OTHER ANNUAL   UNDERLYING     LTIP       ALL OTHER
            PRINCIPAL                                              COMPENSATION    OPTIONS/     PAYOUT     COMPENSATION
             POSITION               YEAR   SALARY($)   BONUS($)       ($)(3)       SARS(#)      ($)(4)         ($)
            ---------               ----   ---------   ---------   ------------   ----------   ---------   ------------
David L. Burner                     1999    816,667    1,030,767     643,771       146,900       320,299        98,923(5)
Chairman, President and             1998    700,000      584,110      30,496        63,900        -0-           81,023
Chief Executive Officer             1997    625,000      650,389      81,926        49,000     1,741,708        66,823
John W. Guffey, Jr.(1)              1999    364,254      752,000         -0-        -0-        3,780,000(6)  14,283,444(7)
Executive Vice President and
President, BFGoodrich
Engineered Industrial Products
Marshall O. Larsen                  1999    510,000      600,500      81,140        46,500       196,512        61,112(5)
Executive Vice President and        1998    405,000      381,394      34,444        38,700        -0-           42,780
President, BFGoodrich Aerospace     1997    345,000      308,000      46,610        24,000       638,579        40,300
David B. Price, Jr.                 1999    400,000      291,961      31,800        42,200       182,586        38,546(5)
Executive Vice President and        1998    370,000      140,807      27,743        35,800        -0-           22,020
President, BFGoodrich               1997    172,500      157,000      21,264        50,000       326,192           949
Performance Materials
Laurence A. Chapman(2)              1999    395,746      297,840     219,636        75,000        40,231           -0-
Senior Vice President and
Chief Financial Officer

---------------

(1) Prior to July 12, 1999, Mr. Guffey was Chairman and Chief Executive Officer of Coltec Industries Inc, which became a wholly owned subsidiary of BFGoodrich on July 12, 1999. Compensation paid prior to July 12, 1999 was paid by Coltec, as an independent company and is not included in this table. Mr. Guffey retired as an executive officer of the Company effective December 31, 1999.

(2) Mr. Chapman was named Senior Vice President-Finance on February 15, 1999 and Senior Vice President and Chief Financial Officer of the Company on March 15, 1999. Prior to that time he was not an executive officer of the Company.

(3) Represents reimbursement for (i) payment of taxes and (ii) personal benefits, if such benefits total $50,000 or more for a named officer. The 1999 amount for Mr. Burner includes $315,634 for moving and relocation expenses. The 1999 amount for Mr. Larsen includes $17,040 for automobile expenses and $23,505 representing the imputed value in 1999 of the interest-free relocation loan provided to him by the Company. The 1999 amount for Mr. Chapman includes $78,119 for moving and relocation expenses.

(4) LTIP payouts for 1999 for Messrs. Burner, Larsen, Price and Chapman represent the fair market value of an interim payout of performance shares under the 1998 - 2000 Long-Term Incentive Plan, which was made as a result of the Coltec merger. LTIP payouts for 1997 for Messrs. Burner, Larsen and Price represent the fair market value of performance shares awarded under the 1995 - 1997 Long-Term Incentive Plan.

(5) With respect to 1999, $9,600 represents our contributions to a tax-qualified defined contribution plan, and the balance represents our contributions to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan.

(6) The LTIP payout for 1999 for Mr. Guffey represents the amount paid to Mr. Guffey pursuant to the Coltec long-term incentive plans, which became payable under his Coltec employment agreement upon his retirement from the Company.

(7) The 1999 amount for Mr. Guffey includes $14,230,314 which became payable under his Coltec employment agreement upon his retirement from the Company, $4,512 contributed by us to a tax-qualified defined contribution plan, and $48,618 contributed by us to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                                     ASSUMED
                                                                                           ANNUAL RATES OF STOCK PRICE
                                                INDIVIDUAL GRANTS                         APPRECIATION FOR OPTION TERM
                             -------------------------------------------------------   -----------------------------------
                               NUMBER OF      % OF TOTAL
                              SECURITIES     OPTIONS/SARS
                              UNDERLYING      GRANTED TO
                             OPTIONS/SARS     EMPLOYEES     EXERCISE OR
                                GRANTED       IN FISCAL     BASE PRICE    EXPIRATION   0%
           NAME              (# OF SHARES)       YEAR         ($/SH)         DATE      ($)      5% ($)          10% ($)
           ----              -------------   ------------   -----------   ----------   ---   -------------   -------------
D. L. Burner                      96,900         6.55         36.1563        1/3/09    -0-       2,203,730       5,581,148
                                  50,000         3.38         26.4375      12/31/09    -0-         831,459       2,105,747
J. W. Guffey, Jr.                    -0-          -0-             N/A           N/A    N/A             N/A             N/A
M. O. Larsen                      46,500         3.14         36.1563        1/3/09    -0-       1,057,518       2,678,260
D. B. Price, Jr.                  42,200         2.85         36.1563        1/3/09    -0-         959,726       2,430,593
L. A. Chapman                     75,000         5.07         33.4063       2/14/09    -0-       1,575,942       3,991,218
All Shareholders                     N/A          N/A             N/A           N/A    -0-   1,906,738,158   4,828,988,690
All Optionees                  1,480,100          100              (a)           (a)   -0-      33,375,737      84,527,105
Optionee Gain as % of all
  Shareholder Gain(b)                N/A          N/A             N/A           N/A    -0-           1.79%           1.79%

---------------

(a) Options were granted under our stock option plan throughout 1999 with various vesting schedules and expiration dates through the year 2009. The weighted average exercise price of all options granted to optionees in 1999 was $35.85.

(b) Based on a closing price of $27.50 per share on December 31, 1999 and a total of 110,232,008 shares of Common Stock outstanding (excluding 14,000,000 shares held by a wholly owned subsidiary).

  The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. The options granted to the named individuals were immediately exercisable and were granted with limited stock appreciation rights which generally entitle the optionee to elect to receive the appreciation on the option in cash for a 60 day period following a "change in control", which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations are approved by our shareholders where the existing shareholders will not retain at least 70% of the voting securities of the surviving entity.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING            VALUE OF
                                                                     UNEXERCISED         UNEXERCISED
                                                                    OPTIONS/SARS         IN-THE-MONEY
                                                                      AT FY-END          OPTIONS/SARS
                                                                    (# OF SHARES)      AT FY-END ($)(a)
                                                                    -------------      ----------------
                           SHARES ACQUIRED      VALUE REALIZED      EXERCISABLE/         EXERCISABLE/
          NAME             ON EXERCISE(#)            ($)            UNEXERCISABLE       UNEXERCISABLE
          ----             ---------------      --------------      -------------      ----------------
D. L. Burner                   14,800               70,916            379,800/0            472,748/0
J. W. Guffey, Jr.                 -0-                  -0-            856,800/0          2,368,510/0
M. O. Larsen                    3,400               21,781            197,200/0            183,349/0
D. B. Price, Jr.                  -0-                  -0-            128,000/0                  0/0
L. A. Chapman                     -0-                  -0-            139,900/0            683,749/0

---------------

(a) Based on a closing price per share of $27.50 on December 31, 1999.

LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                PERFORMANCE        ESTIMATED FUTURE PAYOUTS UNDER
                               NUMBER OF         OR OTHER          NON-STOCK PRICE-BASED PLANS(2)
                             SHARES, UNITS     PERIOD UNTIL      -----------------------------------
                               OR OTHER        MATURATION OR     THRESHOLD      TARGET      MAXIMUM
           NAME                RIGHTS(#)          PAYOUT         # SHARES      # SHARES     # SHARES
           ----              -------------     -------------     ---------     --------     --------
D. L. Burner                    33,100            3 years         16,550        33,100       66,200
J. W. Guffey, Jr.(1)               -0-                N/A            N/A           N/A          N/A
M. O. Larsen                    15,500            3 years          7,750        15,500       31,000
D. B. Price, Jr.                14,100            3 years          7,050        14,100       28,200
L. A. Chapman                    9,200            3 years          4,600         9,200       18,400

---------------

(1) Prior to July 12, 1999, Mr. Guffey was Chairman and Chief Executive Officer of Coltec Industries Inc, which became a wholly owned subsidiary of BFGoodrich on July 12, 1999. Compensation paid prior to July 12, 1999 was paid by Coltec, as an independent company and is not included in this table. Mr. Guffey retired as an executive officer of the Company effective December 31, 1999.

(2) The plan provides that payouts will be based on the Company's return on equity over the three-year performance period ending December 31, 2001. At the end of the performance period, each participant will earn actual shares (less applicable tax withholding) based on the following schedule:

                                                                  PERCENT PAYOUT OF PHANTOM
                                      TOTAL COMPANY THREE-YEAR        PERFORMANCE SHARE
                                      AVERAGE RETURN ON EQUITY             ACCOUNT
                                      ------------------------    -------------------------
                                              Below 15%                        0%
(Threshold)                                         15%                       50%
(Target)                                            16%                      100%
                                                    17%                      150%
(Maximum)                                           18%                      200%

If performance for the three-year period is between the percentage attainment levels listed above, the performance share award will be prorated accordingly.

  In connection with the transition of our compensation programs to Value Management performance measures, our Board of Directors has approved the termination and early payout of the 1999 Long-Term Incentive Plan awards at the target level. Each of the persons named in the above table will receive a payout equal to one-third of the shares shown under the column "Target # Shares". These awards will be replaced by new 2000 Long-Term Incentive Plan awards using Value Management performance measures.

RETIREMENT PENSIONS

  We have in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by us and contributions by the employee, if any, made prior to 1972. The plan is not available to Directors other than those who are employees. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") for the highest 48 consecutive months of an employee's earnings and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. The current plan formula, which became effective as of January 1, 1989, generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition employees hired prior to January 1, 1990, may receive an additional pension credit of up to 4 years. Benefits become vested after 5 years of service.

                            1999 PENSION PLAN TABLE

  FINAL                         YEARS OF BENEFIT SERVICE
 AVERAGE    -----------------------------------------------------------------
EARNINGS       10         20         25         30         35          40
--------    --------   --------   --------   --------   --------   ----------
  150,000   $ 22,421   $ 44,841   $ 56,051   $ 67,262   $ 78,472   $   87,097
  200,000   $ 30,421   $ 60,841   $ 76,051   $ 91,262   $106,472   $  117,972
  250,000   $ 38,421   $ 76,841   $ 96,051   $115,262   $134,472   $  148,847
  300,000   $ 46,421   $ 92,841   $116,051   $139,262   $162,472   $  179,722
  350,000   $ 54,421   $108,841   $136,051   $163,262   $190,175   $  210,597
  400,000   $ 62,421   $124,841   $156,051   $187,262   $218,472   $  241,472
  450,000   $ 70,421   $140,841   $176,051   $211,262   $246,472   $  272,347
  500,000   $ 78,421   $156,841   $196,051   $235,262   $274,472   $  303,222
  600,000   $ 94,421   $188,841   $236,051   $283,262   $386,472   $  426,722
  700,000   $110,421   $220,841   $276,051   $331,262   $386,472   $  426,722
  800,000   $126,421   $252,841   $316,051   $379,262   $442,472   $  488,472
  900,000   $142,421   $284,841   $356,051   $427,262   $498,472   $  550,222
1,000,000   $158,421   $316,841   $396,051   $475,262   $554,472   $  611,972
1,100,000   $174,421   $348,841   $436,051   $523,262   $610,472   $  673,722
1,200,000   $190,421   $380,841   $476,051   $571,262   $666,472   $  735,472
1,300,000   $206,421   $412,841   $516,051   $619,262   $722,472   $  797,222
1,400,000   $222,421   $444,841   $556,051   $667,262   $778,472   $  858,972
1,500,000   $238,421   $476,841   $596,051   $715,262   $834,472   $  920,722
1,600,000   $254,421   $508,841   $636,051   $763,262   $890,472   $  982,472
1,700,000   $270,421   $540,841   $676,051   $811,262   $946,472   $1,044,222

---------------

(1) Earnings include salary, certain incentive payments including annual cash bonuses, but excludes awards under long-term incentive programs and the Company match in the Company savings plans. For the named executive officers, only the amounts shown in the Summary Compensation Table as Salary and Bonus under Annual Compensation constitute FAE. As of December 31, 1999, FAE for Messrs. Burner, Larsen and Price were as follows: D. L. Burner, $1,237,261; M. O. Larsen, $716,631; and D. B. Price, Jr., $514,366.

(2) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any deduction for Social Security or any other offset amounts.

(3) As of January 31, 2000, Messrs. Burner, Larsen and Price had the following credited years of service under the pension plan (including, where appropriate, up to the 4 additional years): D. L. Burner, 20 years, 9 months; M. O. Larsen, 24 years, 11 months; and D. B. Price Jr., 2 years, 7 months.

(4) Certain executives, including D. L. Burner and D. B. Price Jr., became vested in benefits immediately and earn an additional benefit equal to 1.6 percent for each of their first 15 years with the Company. As of December 31, 1999, the accrued additional benefits per year were as follows: D. L. Burner, $296,943; and D. B. Price, Jr., $20,575. These benefits are payable under a non-qualified supplemental plan funded in part with life insurance policies.

(5) Any benefits shown in the chart which exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code are payable under a non-qualified supplemental pension plan, funded in part with life insurance policies.

(6) J. W. Guffey, Jr. does not participate in the Company's pension plans noted above.

  Mr. Guffey retired from the Company effective December 31, 1999 and will receive pension benefits under Coltec's qualified defined benefit pension plan and nonqualified supplemental pension plan. Pursuant to those plans, Mr. Guffey will receive a monthly life annuity of $3,690 payable from the qualified plan trust and a single lump sum payment of $8.98 million.

  Mr. Chapman became a participant in the Company's qualified pension plan on January 1, 2000, but does not currently participate in the Company's non-qualified supplemental pension plan referred to in note 5 above. Mr. Chapman is a participant in the Rohr Supplemental Executive Retirement Plan (the "Rohr SERP"), which provides for an annual benefit of 2% of final average earnings times all years of pension credit. The estimated annual benefit payable to Mr. Chapman under the Rohr SERP upon retirement at age 65 is $292,907, reduced by the annual retirement benefit received by him under the Company's qualified defined benefit pension plans. These benefits have been funded in part through the purchase of an annuity contract.

MANAGEMENT CONTINUITY AGREEMENTS

  In 1984 we first entered into management continuity agreements (the "Agreements") with certain employees, which include all of the executive officers named in the Summary Compensation Table other than Mr. Guffey. Presently there are 33 Agreements in effect.

  The purpose of the Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Agreements are not ordinary employment agreements and do not provide any assurance of continued employment unless there is a "change in control." They generally provide for a two-year period of employment commencing upon a change in control which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. The Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases.

  If we or our successor terminate the individual's employment for reasons other than "cause" or the individual voluntarily terminates his or her employment for a "good reason" (in each case as defined in the Agreements) the individual would be entitled to:

  - A lump sum cash payment equal to one-twelfth of the individual's annualized base salary in effect immediately prior to termination, multiplied by the number of months in such individual's Payment Period. As used in the Agreement, "Payment Period" means 36 months in the case of Messrs. Burner, Larsen, Price, Chapman and six other individuals and 24 months in the case of the other 23 individuals.

  - a lump sum cash payment equal to one-twelfth of the greater of the individual's most recent annual bonus or the individual's "target incentive amount" under our management incentive program, multiplied by a factor equal to the number of months in the individual's Payment Period.

  - an accelerated payout of outstanding awards under our Long-Term Incentive Plans.

  - continuation of all health and welfare benefit plans and programs and all fringe benefit programs, perquisites and similar arrangements during the Payment Period.

  - a cash payment equal to the sum of the number of stock options in the last annual grant of stock options by us to the individual, multiplied by the number of years in the Payment Period, multiplied by the calculated market value of our Common Stock on the date of the stock option grant, multiplied by a factor used by us in valuing fully vested stock options with a 10-year life in our most recent Annual Report on Form 10-K for options held by senior executives pursuant to the Black-Scholes method of valuing stock options, or, if such valuation was not made in the Form 10-K, then under the Black-Scholes method assuming options would be outstanding for 10 years.

  - in addition to the benefits to which the individual is entitled under the retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated additional years of continuous service under such plans equal in length to the Payment Period.

  The Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

INDEBTEDNESS

  In connection with the relocation of our corporate and aerospace segment headquarters to Charlotte, North Carolina, we established a real estate loan program to assist relocating executives. Under this program, an executive may obtain a no-interest loan from us, the proceeds of which may be used solely for the construction of a new principal residence. The loan is secured by a first priority lien on the new residence and is payable in full on demand and in any event, not later than 30 days after the executive obtains a certificate of occupancy for the new residence. Three of our executive officers participated in this loan program in 1999.

  The following table sets forth information regarding these loans.

                             LARGEST AGGREGATE
                             AMOUNT OUTSTANDING
                                AT ANY TIME              PRINCIPAL BALANCE
          NAME                DURING 1999 ($)         AT JANUARY 31, 2000 ($)
          ----               ------------------       -----------------------
M. O. Larsen                       521,263                    521,263
L. A. Chapman                    1,201,000                        -0-
T. G. Linnert                      170,643                    352,910

                CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE GRAPHS

  Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Common Stock with the similar returns for the Standard & Poor's 500 Stock Index, the Standard & Poor's Specialty Chemicals Index and the Standard & Poor's Aerospace/Defense Index. Each of the returns is calculated assuming the investment of $100 in each of the securities on December 31, 1994 and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values on the five single days which are the last trading days of calendar years 1994 through 1999. Past performance is not necessarily indicative of future performance.

                           TOTAL SHAREHOLDER RETURNS
CUMULATIVE TOTAL SHAREHOLDER GRAPHS

                                 BASE
                                PERIOD
        COMPANY/INDEX           DEC94     DEC95     DEC96     DEC97     DEC98     DEC99
        -------------           ------    -----     -----     -----     -----     -----
The BFGoodrich Company           100      162.99    199.47    209.56    186.38    147.78
S&P 500 Index                    100      137.58    169.17    225.60    290.08    351.12
Chemicals (Specialty)-500        100      131.43    134.81    166.93    142.17    157.37
Aerospace/Defense-500            100      165.49    221.36    227.73    174.57    170.07

                           GOVERNANCE OF THE COMPANY

  Pursuant to the New York Business Corporation Law and our by-laws, the Company's business is managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

  Our Board of Directors held 10 meetings in 1999. All Directors, with the exception of Mr. Margolis, attended more than 75% of the aggregate total number of meetings held in 1999 by the Board of Directors and the Committees of the Board of Directors on which they served.

BOARD COMMITTEES

  The Board of Directors has an Audit Committee, a Committee on Governance, a Compensation Committee and a Financial Policy Committee. All members of these committees are non-employee independent directors. The Board has established formal written charters for each of these committees.

  The Board also has an Executive Committee, consisting of David L. Burner, Chairman; James J. Glasser; and Alfred M. Rankin, Jr. This committee did not meet in 1999. The Executive Committee may exercise all of the powers of the Board of Directors, so far as they may be legally delegated, when the Board is not in session.

  AUDIT COMMITTEE. The members of the Audit Committee as of the date of this proxy statement are Alfred M. Rankin, Jr., Chairman; Richard de J. Osborne, Vice Chairman; Diane C. Creel; Jodie K. Glore; William R. Holland; and Douglas E. Olesen. This committee held three meetings in 1999. The Audit Committee:

  - reviews with the independent auditors and the General Auditor the scope of the audit and the results of the audit examination by the independent auditors;

  - considers and recommends to the Board of Directors the selection of our independent auditors for the next year;

  - reviews with management and the independent auditors the annual financial statements of the Company;

  - reviews the system of internal controls with the independent auditors, the General Auditor and other financial officers and the General Counsel of the Company, and maintains open communications with them;

  - reviews periodically the quality and adequacy of the Company's financial organization and personnel;

  - reviews material pending legal proceedings with the General Counsel and keeps abreast of changing areas of law with potential impact on the Company;

  - reviews periodically and exercises oversight with respect to the legal and ethical compliance policies of the Company; and

  - exercises oversight and reviews compliance with respect to laws, regulations and policies concerning environmental, health and safety matters.

  COMMITTEE ON GOVERNANCE. The members of the Committee on Governance as of the date of this proxy statement are James J. Glasser, Chairman; Alfred M. Rankin, Jr., Vice Chairman; George A. Davidson, Jr. and A. Thomas Young. This committee held four meetings in 1999. The Committee on Governance:

  - recommends candidates for the Board of Directors of the Company;

  - reviews annually the tenure of each Director; and

  - considers the size and composition of the Board, the ratio of non-employee to employee Directors, compensation and retirement of Directors, frequency and format of Board meetings, Committee structure, service on Committees and management succession planning.

  All candidates for Director of the Company are considered and selected strictly on the basis of their ability to contribute to the deliberations of the Board of Directors. Shareholders of the Company wishing to recommend candidates for the Board may submit the names of such candidates, together with any desired supporting information, to the Secretary of the Company. This information is made available to the Committee on Governance to assist it in fulfilling its duties in this area.

  COMPENSATION COMMITTEE. The members of the Compensation Committee as of the date of this proxy statement are George A. Davidson, Jr., Chairman; James J. Glasser, Vice Chairman; Jodie K. Glore; William R. Holland; and James R. Wilson. This committee held six meetings in 1999. The Compensation Committee:

  - reviews and recommends to the Board of Directors the adoption or amendment of the various compensation and benefit plans and programs maintained for the Officers and other key employees, including any stock option or incentive compensation plans;

  - reviews and approves specific matters which are consistent with such plans and programs;

  - reviews and approves certain compensation and benefit arrangements for senior management; approves the terms and conditions of awards under the Stock Option Plan within the limits in the Plan;

  - makes awards under the Stock Option Plan and the Long-Term Incentive Plan;
    and

  - establishes the annual merit salary increase budget for corporate staff executives; reviews and approves compensation for individuals holding the offices of Executive Vice President and reviews and recommends to the Board of Directors for approval the compensation for the Chief Executive Officer.

  FINANCIAL POLICY COMMITTEE. The members of the Financial Policy Committee as of the date of this proxy statement are A. Thomas Young, Chairman; Richard de J. Osborne, Vice Chairman; Diane C. Creel; David I. Margolis; Douglas E. Oleson; and James R. Wilson. This committee held four meetings in 1999. The Financial Policy Committee:

  - reviews the policies underlying the Company's financial plan to ensure its adequacy and soundness in providing for the Company's capital plans;

  - reviews and makes recommendations concerning the establishment and maintenance of a dividend policy;

  - reviews, prior to action by the Board, proposed major financing activities or acquisitions by the Company;

  - authorizes certain actions with respect to the Company's debt or preferred stock; and

  - authorizes policies and procedures with respect to short-term investments.

COMPENSATION OF DIRECTORS

  During 1999 each of our non-employee Directors received fixed compensation for serving as a Director at the rate of $40,000 per year, plus $1,000 for each Board and Board Committee meeting attended, except that the chairperson of a Committee received $1,500 for each meeting of that Committee attended. One half of the fixed compensation is deferred into a phantom BFGoodrich share account and is paid out in shares of Common Stock following termination of service as a Director. Dividends which would be earned on the phantom share account are credited to the account in additional phantom shares. Directors may elect to defer a portion or all of the remaining fixed compensation and meeting fees into the phantom share account. The Board believes that a portion of Director's compensation should be based on Common Stock similar to executive compensation. This should more closely align the financial interests of Directors with the financial interests of shareholders.

  In September 1995, the Board of Directors replaced the existing cash retirement plan for Directors with a new Directors' Phantom Share Plan. Under the terms of the plan, outside Directors will receive annual grants of phantom shares equal in value to the current annual retainer for up to ten years. Dividend equivalents will accrue on all phantom shares credited to a Director's account. All phantom shares become fully vested at the earlier of five years from the date of grant, the Director's termination of Board service after age 55, or upon a change in control of the Company as defined in our Stock Option Plan. Following termination of service as a Director, the cash value of the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of the Common Stock. The former cash retirement plan provided upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-employee Director would be entitled to receive an annual amount equal to the fixed compensation level in effect at the time of retirement. A retiring Director who has reached age 55 and has served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the fixed compensation level in effect at retirement, plus 10% of such compensation level for each additional year of service (rounded to the nearest whole year) up to ten. Transitional provisions have been provided between the old cash retirement plan and the new Directors' Phantom Share Plan based on a Director's years of service as of September 1995. Directors with more than ten years of service will continue to be eligible under the old plan but will not receive any phantom shares under the new plan. Outside Directors with at least five but less than ten years service will continue to be eligible to receive benefits under the old plan with respect to their accrued benefits through the date of the adoption of the Directors' Phantom Share Plan and will receive annual grants of phantom shares through their tenth year. Outside Directors with less than five years of service will receive no benefits under the old plan, but received initial grants of phantom shares equal to the current annual cash retainer times the number of completed years of service and will thereafter receive annual grants of phantom shares up to an aggregate of ten years. Retired Directors will continue to receive their retirement benefits.

INSURANCE

  As authorized by Section 726 of the Business Corporation Law of the State of New York and our By-Laws, we have purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance is part of a package which includes employment practices, fiduciary and crime insurance coverage. The insurance coverage was written by Federal Insurance Company, Reliance Insurance Company, Royal Insurance Co. of America, Executive Risk Indemnity, Inc., Continental Casualty Co. and Zurich Insurance Company, commencing June 19, 1998, for a three-year period, at a total premium cost of $2,487,947.

CONSULTING ARRANGEMENT WITH MR. RAU

  Mr. Rau is currently serving as a consultant to us at a fee of $28,000 per month, which arrangement will continue through December 31, 2001. Mr. Rau is not entitled to any additional compensation for serving as a Director. Mr. Rau has agreed not to engage in any activity which competes with us through December 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of such reports and representations from our directors and executive officers, we believe that during 1999 all such reports were filed on a timely basis except that, due to a series of administrative oversights, each of Nicholas J. Calise, George K. Sherwood and Les C. Vinney were late in filing a Form 5 covering option awards and long-term incentive plan payouts, Jeanette Graselli Brown was late in filing a Form 5 with respect to phantom shares received pursuant to directors' deferred compensation plans, each of David L. Burner, Marshall O. Larsen, Terrence G. Linnert, Robert D. Koney, Jr. and Robert
H. Rau were late in filing a Form 5 covering transactions in our qualified defined contribution plans, David L. Burner filed an incomplete Form 4 with respect to a stock option exercise and David B. Price, Jr. was late in filing a Form 4 to report the purchase of Common Stock. The appropriate reports were filed by these persons promptly following discovery of the error.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors on February 21, 2000 appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to audit our accounts with respect to our operations for the year 2000 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services.

  Representatives of the firm of Ernst & Young LLP, our auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THIS APPOINTMENT.

           3. APPROVAL OF SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

  Shareholders are asked to consider and approve the Senior Executive Management Incentive Plan (the "Plan") established by the Board of Directors for certain executive officers.

  Under Section 162(m) of the Internal Revenue Code, shareholder approval is required to enable us to obtain a deduction for awards paid under the Plan to certain of our executive officers whose compensation for the taxable year is in excess of $1 million. Shareholder approval of the Plan was obtained in 1995. The provisions of Section 162(m) require that the Plan be reapproved by shareholders no less often than every five years in order for us to continue excluding the amounts paid from the $1 million deductibility limit. Therefore, shareholders are being requested to again approve the Plan.

  The Plan has been changed, subject to shareholder approval, to make it consistent with recent changes to our Management Incentive Program, which is our regular annual cash bonus plan for executives. These changes include:

  - An increase in the maximum award level from 150% to 200% of the executive's target incentive amount.

  - An increase in the maximum award payable to a participant in any plan year from $1.5 million to $2.5 million.

  - Addition of performance measures that may be used under the Plan, including Relative Total Shareholder Return and Total Business Return.

  - A modification in the Plan's change of control definition so that a change of control occurs only upon the consummation of (rather than shareholder approval of) a merger or other corporate reorganization.

  A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix B to this proxy statement.

ELIGIBILITY

  Participation will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of the Internal Revenue Code described above. The only individuals who are subject to the non-deductibility provisions are those executive officers required to be named in the Summary Compensation Table of our proxy statement. Generally, this includes the Chief Executive Officer as well as the four other most highly compensated executive officers. The Compensation Committee will determine who will be a participant prior to or within 90 days of the beginning of each year.

AWARDS

  Each year the Compensation Committee will establish a target level of incentive opportunity, stated as a percentage of the salary midpoint of each participant. In addition, a threshold and maximum award level will be established. Threshold award level represents the level above which an incentive award would be paid to a participant. Performance at or below the threshold level will earn no incentive payments. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a plan year, even if the maximum performance threshold is equaled or exceeded. Each participant's maximum award level will be 200% of his or her target incentive amount. Under no circumstances will any participant be paid an award exceeding $2,500,000.

PERFORMANCE MEASURES

  The Compensation Committee will establish performance goals based upon one or more of the following performance measures: net income, pre-tax income, consolidated operating income, segment operating income, return on equity, operating income return on net capital employed, return on assets, cash flow, working capital, share appreciation, total shareholder return relative to the manufacturing companies within the S&P 400 index, total business return (calculated utilizing earnings before interest, taxes, depreciation and amortization (EBITDA) and cash flow) and earnings per share of common stock.

PERFORMANCE GOALS

  The Compensation Committee will designate each year the incentive category and percentage of salary midpoint for each participant to determine his or her incentive target amount; the performance measures and calculation methods to be used for that year; a schedule of each performance measure for establishing the threshold performance level; target performance level; and the maximum performance level and the method of measuring performance as a percentage of a participant's target incentive amounts; and the relative weightings of the performance measures if more than one is designated.

PARTIAL PAYMENT

  In the event of death, disability or early or normal retirement, incentive awards will be paid pro rata based on the portion of the plan year the participant was employed. A pro rata interim payment shall be required in the event of a "change in control" as defined under "Management Continuity Agreements".

PLAN ADMINISTRATION

  The Plan will be administered by the Compensation Committee. The Committee is empowered to set pre-established performance targets, measure the results and determine the amounts payable according to the formula. The Committee must certify that the performance goals and any other material terms were exceeded prior to the payment of any bonus. While the Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to participants if the goals are attained.

PERIODIC REAPPROVAL BY SHAREHOLDERS

  Under Internal Revenue Service regulations, because the Compensation Committee has authority to vary the performance measures used, the shareholders will have to reapprove the Plan every five years in order for payments to continue to be excluded from the non-deductibility limitations of the Internal Revenue Code.

NEW PLAN BENEFITS

  Messrs. Burner, Larsen and Price were the only executive officers designated by the Compensation Committee to participate in the Plan in 1999. The Committee has designated all seven of its executive officers (including Messrs. Burner, Larsen, Price and Chapman) to participate in the Plan in 2000. These individuals will not participate in the annual cash bonus plan available to other executives.

  The Compensation Committee has established performance goals for 2000 based upon the following performance measures:

  - Relative Total Shareholder Return ("RTSR") - RTSR measures the return that we provide our shareholders over time as compared to the manufacturing companies within the S&P 400 index. This return consists of increases in our stock price - capital gains - and free cash flows returned to investors in the form of dividends.

  - Total Business Return ("TBR") - TBR allows individual business units to measure their contribution to BFGoodrich in the same way that our shareholders use total shareholder return ("TSR") to measure the performance of the entire company. As with the TSR measure, TBR measures the capital gains (or the change in earnings before interest, taxes, depreciation and amortization, or EBITDA) and dividends (or free cash flows) generated by a unit over a specific period relative to the unit's initial entity value.

  The following table shows the range of bonuses payable under the Plan during 2000 to each of the identified individuals and groups:

                                                                DOLLAR VALUE ($)
                     NAME AND POSITION                          MINIMUM-MAXIMUM
                     -----------------                          ----------------
D. L. Burner................................................     0 - 1,572,500
  Chairman, President and Chief Executive Officer
J. W. Guffey, Jr............................................         -0-
  Executive Vice President and President, BFGoodrich
     Engineered Industrial Products
M. O. Larsen................................................       0 - 798,000
  Executive Vice President and President, BFGoodrich
     Aerospace
D. B. Price, Jr.............................................       0 - 630,000
  Executive Vice President and President, BFGoodrich
     Performance Materials
L. A. Chapman...............................................       0 - 451,200
  Senior Vice President and Chief Financial Officer
Executive Officer Group.....................................     0 - 4,872,500
Non-Executive Director Group................................         -0-
Non-Executive Officer Employee Group........................         -0-

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN.

                                 OTHER MATTERS

  The Board knows of no other matters that may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

  Under our By-Laws, any shareholder entitled to vote at the Annual Meeting may bring business before the meeting if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. For the 2000 Annual Meeting such notice must have been received between December 20, 1999 and January 19, 2000. Each such notice must include:

  - for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

  - the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

  - the number of shares of each class of Company stock owned by such shareholders; and

  - any material interest of such shareholders in such proposal.

  See Appendix A for the full text of the relevant section of the By-Laws.

  We have not been notified of any additional business to be presented at the meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

                             SHAREHOLDER PROPOSALS

  Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2001 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices by November 3, 2000. We suggest that such proposals be sent by certified mail, return receipt requested.

Dated March 3, 2000                           By Order of the Board of Directors

                                              Kenneth L. Wagner
                                              Assistant Secretary

                     PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

                                    BY-LAWS

                             ARTICLE I, SECTION 10

  SECTION 10. (A) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

  (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  (B) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting
(a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

              PROPOSED SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

                            THE B.F.GOODRICH COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

PURPOSE

  The B.F.Goodrich Company Senior Executive Management Incentive Plan (the "Plan") has been established to provide opportunities to certain senior executives to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The Plan, together with base compensation, is designed to provide above average total cash compensation when all relevant performance objectives are achieved and below average total cash compensation when such objectives are not achieved.

ELIGIBILITY

  Participation in the Plan will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any similar successor provision (the "Code"). Participants will be selected prior to or within 90 days of the beginning of each Plan Year by the Compensation Committee of the Company's Board of Directors or a subcommittee of the Compensation Committee consisting only of those members of that Committee who are "outside" Directors as defined in regulations under the Code if any members of the Compensation Committee are not "outside" Directors as so defined (the "Committee").

INCENTIVE CATEGORIES

  Each year the Committee will assign each Participant to an incentive category based on organizational level and potential impact on important Company or business unit results. The incentive categories define the target level of incentive opportunity, stated as a percentage of salary midpoint as determined by the Committee, that will be available to the Participant if the Company's target performance levels are met for the Plan Year (the "Target Incentive Amount").

MAXIMUM AND THRESHOLD AWARDS

  Each Participant will be assigned maximum and threshold award levels. Maximum award level represents the maximum amount of incentive award that may be paid to a Participant for a Plan Year. Threshold award level represents the level above which an incentive award will be paid to a Participant. Performance at or below threshold level will earn no incentive payments. Each Participant's maximum award level will be 200% of his or her Target Incentive Amount. Under no circumstances will any Participant be paid an award exceeding $2,500,000.

PERFORMANCE MEASURES

  Performance measures that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return relative to the manufacturing companies within the S&P 400 index, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings per Share of Common Stock of the Company for the Plan Year.

PARTIAL PLAN YEAR PARTICIPATION

  Subject to the Change in Control provisions described below, incentive awards to Participants who terminate during the plan year for reasons of death, disability, or normal or early retirement will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the Participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. Subject to the Change in Control provisions described below, Participants who terminate during a Plan Year for reasons other than death, disability, or normal or early retirement will receive no incentive award payments for such Plan Year.

PERFORMANCE GOALS

  The Committee will designate, prior to or within 90 days of the beginning of each Plan Year:

  - The incentive category and percentage of salary midpoint for each Participant to determine his or her Target Incentive Amount;

  - The performance measures and calculation methods to be used for the Plan
    Year;

  - A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants' Target Incentive Amounts; and

  - The relative weightings of the performance measures for the Plan Year.

PERFORMANCE CERTIFICATION

  As soon as practicable following the end of each Plan Year, the Committee will certify the Company's performance with respect to each performance measure used in that Plan Year.

AWARD CALCULATION AND PAYMENT

  Individual incentive awards will be calculated and paid as soon as practicable following the Committee's certification of performance for each Plan Year. The amount of a Participant's incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the "Formula").

Participant's   x    Participant's Incentive  x    Percentage of
salary range         Category percentage           Target
midpoint                                           Award to be paid
                                                   for
                                                   achievement against
                                                   Performance Measure

x    Relative weighting   =    Amount of Incentive
     of                        award based on
     Performance Measure       Performance Measure

  The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant's total incentive award payment for the Plan Year.

PAYMENT UPON CHANGE IN CONTROL

  Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Plan. The amount of the Interim Payment shall equal the product of (x) the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change of Control occurs and (y) one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year under the Plan or the Company's Management Incentive Program, or (ii) the Target Incentive Amount for each participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs, under the Plan. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the calendar year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

For purposes of the Plan, a Change in Control shall mean

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended(the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN YEAR

  The Plan Year shall be the fiscal year of the Company.

PLAN ADMINISTRATION

  The Plan will be administered by the Committee. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee is empowered to modify the terms of the Plan from time to time to ensure that it complies with the requirements of Code and any regulations issued thereunder.

   [BF GOODRICH LOGO]

                                                                          [LOGO]

March 3, 2000



To our Shareholders:

The Annual Meeting of Shareholders will be held on the third floor of the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina on Monday, April 17, 2000, at 10:30 A.M.

The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as independent auditors and the proposal to approve the Company's Senior Executive Management Incentive Plan. The voting results from the Annual Meeting of Shareholders will be posted on our web site, www.bfgoodrich.com on April 18.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

Sincerely,

/s/ David L. Burner
David L. Burner
Chairman and
Chief Executive Officer



                            THE B.F.GOODRICH COMPANY
                                    P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby authorizes David L. Burner and Kenneth L. Wagner, either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of THE B.F.GOODRICH COMPANY which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 17, 2000, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

         This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Company's Dividend Reinvestment Plan and will be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Retirement Plus Savings Plan and similar plans of subsidiaries.

         Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0029.


                                           THE B.F.GOODRICH COMPANY
                                           P.O. BOX 11054
                                           NEW YORK, NY  10203-0054

Two New Ways to Vote Your Proxy                        [LOGO]
 VOTE BY TELEPHONE OR INTERNET

24 Hours a Day - 7 Days a Week
   It's Fast and Convenient


         TELEPHONE                                   INTERNET                             MAIL
         ---------                                   --------                             ----
        800-650-4226                     http://proxy.shareholder.com/gr

- Use any touch-tone telephone.          - Go to the website address listed above.       - Mark, sign and date your proxy card.

- Have your Proxy Form in hand.   OR     - Have your Proxy Form in hand.            OR   - Detach card from Proxy Form.

- Enter the Control Number               - Enter the Control Number                      - Return the card in the postage-
  located in the box below.                located in the box below.                       paid envelope provided.

- Follow the simple recorded             - Follow the simple instructions.
  instructions.

                                                                  Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked,
                                                                  signed and returned the proxy card. If you have submitted
                                                                  your proxy by telephone or the internet there is no need for you to mail back your proxy.

                                                                           800-650-4226
                                                                           CALL TOLL-FREE TO VOTE

                                                                           -----------------------------

                                                                                  CONTROL NUMBER
                                                                           FOR TELEPHONE/INTERNET VOTING
                                                                           -----------------------------




    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE TELEPHONE OR INTERNET


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS   FOR all nominees [ ]    WITHHOLD AUTHORITY to vote [ ]   EXCEPTIONS*(as marked [ ]     To include any
                            listed below            for all nominees listed below    to the contrary below)        comments or
                                                                                                                   changes of
    David L. Burner, Diane C. Creel, George A. Davidson, Jr., James J. Glasser, Jodie K. Glore, William            address, mark
    R. Holland, Douglas E. Olesen, Richard de J. Osborne, Alfred M. Rankin, Jr., James R. Wilson                   this box and use
    and A. Thomas Young.                                                                                           the reverse side.
    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX                         [ ]
    AND WRITE THAT NOMINEE'S NAME ON
    THE SPACE PROVIDED BELOW.                                                                                      If you agree to
                                                                                                                   access our
*EXCEPTIONS                                                                                                        Annual Report
             ----------------------------------------------------------------------------------------------        and Proxy
                                                                                                                   Statement
2.  Approval of Ernst & Young LLP as auditors.     FOR   [ ]          AGAINST   [ ]         ABSTAIN [ ]            electronically
                                                                                                                   in the future,
3.  Approval of the Company's Senior Executive     FOR   [ ]          AGAINST   [ ]         ABSTAIN [ ]            please mark
    Management Incentive Plan.                                                                                     this box. [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.                                     If you do not
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS                                    want to receive
AND FOR PROPOSALS 2 AND 3.                                                                                         an Annual
                                                                                                                   Report for this
                                                                                                                   account, please
                                                                Please sign exactly as name appears                mark this
                                                                hereon.  Joint owners should                       box. [ ]
                                                                each sign.  When signing as an
                                                                attorney, executor, administrator,
                                                                trustee or guardian, please give full
                                                                title as such.

                                                                Dated:___________________________________, 2000
                                                                _______________________________________________
                                                                                     Signature
                                                                _______________________________________________
                                                                                     Signature


                                                                                         VOTES MUST BE INDICATED
Sign, Date and Return this Voting Instruction Card Promptly Using the Enclosed Envelope. (X) IN BLACK OR BLUE INK.